TERMINATION AGREEMENT

This Termination Agreement (the “Termination Agreement”) is made and entered into as of March 14, 2008 (the “Termination Effective Date”), by and between Level 3 Communications, LLC (the “Company”) and Sunit S. Patel (the “Executive”).

WHEREAS, Company and Executive entered into a certain Retention Agreement (the “Retention Agreement”) dated October 15, 2007; and

WHEREAS, Company and Executive have mutually agreed to terminate the Retention Agreement;

NOW, THEREFORE, in consideration for the promises and mutual covenants herein contained, it is hereby agreed by and between Company and Executive as follows:

1.        TERMINATION. Company and Executive mutually agree to terminate the Retention Agreement as of the Termination Effective Date. The termination of the Retention Agreement shall cause the same to be null and void and of no further force or effect whatsoever. Executive and Company agree to continue Executive’s at will employment with the Company under the same terms and conditions in place prior to the Termination Effective Date, without reference to the terms of the Retention Agreement.

2.        NOT AN EMPLOYMENT CONTRACT. Executive acknowledges that this Termination Agreement does not constitute a contract of employment or impose on Company any obligation to retain the Executive as an employee and that this Termination Agreement does not prevent the Executive from terminating his employment. Executive understands and acknowledges that he is an employee at will and that either he or Company may terminate the employment relationship between them at any time and for any reason.

3.       ENTIRE AGREEMENT; NO AMENDMENT. This Termination Agreement contains the entire agreement between the parties respecting the subject matter hereof and supersedes all prior oral or written communications and agreements between the parties relating to employment or payments in the event employment terminates. Neither this Termination Agreement, nor any of its terms, may be changed, added to, amended, waived or varied except in writing signed by Executive and Company (by an officer or other person authorized to do so by the Board other than Executive).

4.       COUNTERPARTS . This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Termination Effective Date.

EXECUTIVE	LEVEL 3 COMMUNICATIONS, LLC

/s/ Sunit S. Patel	By: /s/ Thomas C. Stortz
Sunit S. Patel	Title: EVP